Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees

GPS Funds II:

GuideMark Global Real Return Fund
GuideMark Opportunistic Fixed Income Fund
GuidePath Strategic Asset Allocation Fund
GuidePath Tactical Constrained Asset Allocation Fund
GuidePath Tactical Unconstrained Asset Allocation Fund
GuidePath Absolute Return Asset Allocation Fund
GuidePath Multi-Asset Income Asset Allocation Fund
GuidePath Fixed Income Allocation Fund
GuidePath Altegris Diversified Alternatives Allocation Fund (formerly GuidePath Altegris Multi-Strategy Alternative Allocation Fund)

We consent to the use of our report dated May 30, 2013 incorporated by reference herein and to the references to our Firm under the headings “Financial Highlights” and “Counsel, Independent Registered Public Accounting Firm and Service Providers” in the Prospectus and under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP
July 31, 2013
Minneapolis, MN